Exhibit 4.1

                                    Form of
                               Warrant to Purchase
                                    --------
                         Shares of Class A Common Stock

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Void after 5:00 P.M. New York City time on the last day of the Exercise Period, as defined in the Warrant

                                    Class A
                          COMMON STOCK PURCHASE WARRANT
                                       OF
                          WHITEWING ENVIRONMENTAL CORP.

         This is to certify that, FOR VALUE RECEIVED, ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Whitewing
Environmental Corp., a Delaware corporation (the "Company"), at an exercise price per share of $.15, subject to adjustment as provided in this Warrant, thousand ( ) shares of common stock, par value $0.001 per share ("Common Stock"). The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock," and the exercise price for the purchase of a share of Common Stock pursuant to this Warrant in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

         1. ISSUANCE OF WARRANT. This Warrant is being issued pursuant to that certain Subscription Agreement dated as of the date hereof between the Company and the Holder (the "Subscription Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Subscription Agreement. In addition the following terms have the meanings set forth below:

                  "Closing Price" means the last trading price for the Common Stock as reported by the NASD OTC Bulletin Board, or other principal exchange or electronic trading system on which the shares of Common Stock are quoted or traded.

                  "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities, which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                  "Exercise Period" shall mean the period commencing on the date hereof and ending at 5 p.m., eastern time on the day preceding the third anniversary of the date hereof.

                  "Permitted Issuances" shall mean (i) Common Stock issued pursuant to a stock split or subdivision, (ii) Common Stock issuable or issued to employees, consultants or directors of the Company directly or pursuant to a stock plan or other compensation arrangement approved by the Board of Directors of the Company, (iii) capital stock, debt instruments convertible into capital stock or options or warrants to purchase capital stock, issued to financial institutions, investors or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, provided that the terms of such transaction or transactions are approved by the Board of Directors of the Company, (iv) capital stock, debt instruments convertible into capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers, technology licenses or purchases, corporate partnering agreements, joint ventures or similar transactions, the terms of which are approved by the Board of Directors of the Company, (v) Common Stock issued or issuable upon conversion of the Warrants or any other securities exercisable or exchangeable for, or convertible into shares of Common Stock outstanding as of September 10, 2003, and (vi) shares of Common Stock issued or issuable in a transaction approved in advance by the holders of more than 50% of the then outstanding Warrants.

                  "Redemption Conditions" means each of the following conditions to a redemption of the Warrants by the Company: (i) the shares of Common Stock have had a Closing Price at or above $0.75 per share (as adjusted for any stock splits, combinations or other recapitalizations) for not less than 30 consecutive trading days during the 45 day period preceding the date of the Redemption Notice (the "Redemption Measuring Period"), (ii) the average daily trading volume during the Redemption Measuring Period has exceeded 75,000 shares, and (iii) the resale of the shares of Common Stock issuable upon exercise of the Warrants are (a) registered with the Securities and Exchange Commission (the "Commission" or the "SEC") for resale to the public under an effective registration statement, or (b) saleable pursuant to an exemption to the registration requirements of the Securities Act of 1933, as amended, including without limitation, Rule 144 promulgated thereunder.

                  "Trigger Price" shall mean $.08 per share, as adjusted to reflect forward and reverse stock splits.

         2. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time from the date hereof until the end of the Exercise Period by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the



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

rights of the Holder hereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within seven (7) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 6 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled upon exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, all issuances of Common Stock shall be rounded up to the nearest whole share.

         3. RESERVATION OF SHARES/FRACTIONAL SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. Instead, the Company will round up to the nearest whole share.

         4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         5. RIGHTS AND OBLIGATIONS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or



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

equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. In addition, no provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

         6. ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows and the Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 7 at the time of such event:

              (a) Stock Dividends, Subdivisions and Combinations. If at any time Company shall:

                    (i) take a record of the holders of its Common Stock for the
purpose  of  entitling  them  to  receive  a  dividend   payable  in,  or  other
distribution of, shares of Common Stock,

                    (ii) subdivide or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                    (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock or otherwise effect a reverse stock split,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event, or the record date therefor, whichever is earlier, would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price(s) shall be adjusted to equal (A) the Exercise Price immediately prior to such event multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

              (b) Certain Other Distributions and Adjustments.

                    (i) If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                         (A) cash,

                         (B) any  evidences of its  indebtedness,  any shares of
its stock or any other securities or property of any nature whatsoever (other than Convertible Securities or shares of Common Stock), or



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

                         (C) any warrants or other  rights to  subscribe  for or
purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than Convertible Securities or shares of Common Stock),

then Holder shall be entitled to receive such dividend or distribution as if Holder had exercised this Warrant. (ii) A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Company to the holders of its Common Stock of such shares of such other class of stock and in such event Holder shall be entitled to receive such distribution as if Holder had exercised this Warrant and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of
Section 6(a).

         (c) Issuance of Additional Shares of Common Stock.

              (i) If at any time the Company shall issue or sell any shares of Common Stock in exchange for consideration in an amount per share of Common Stock less than the Trigger Price, other than Permitted Issuances, then (A) the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of additional shares of Common Stock which the aggregate offering price would purchase based upon the Closing Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance plus the number of additional shares of Common Stock issued or issuable in such offering, and (B) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the Exercise Price in effect immediately prior to such issue or sale by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale and dividing the product thereof by the Exercise Price resulting from the adjustment made pursuant to clause (A) above.

              (ii) The provisions of paragraph (i) of this Section 6(c) shall not apply to any issuance of shares of Common Stock for which an adjustment is provided under Section 6(a) or 6(b). No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (i) of this Section 6(c) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 6(d) or Section 6(e).


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

         (d) Issuance of Warrants or Other Rights. If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Trigger Price, then the number of shares for which this Warrant is exercisable and the Exercise Price shall be adjusted as provided in Section 6(c) on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and Company shall be deemed to have received all the consideration payable therefor, if any, as of the date of issuance of such warrants or other rights. No further adjustment of the Exercise Price(s) shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.


         (e) Issuance of Convertible Securities. If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Trigger Price, then the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be adjusted as provided in
Section 6(c) on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and Company shall have received all of the consideration payable therefor, if any, as of the date of issuance of such Convertible Securities. If any issue or sale of Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price have been or are to be made pursuant to Section 6(d), no further adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be made by reason of such record, issue or sale.

         (f) Superseding Adjustment. If at any time after any adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price(s) shall have been made pursuant to Section 6(d) or Section 6(e) as the result of any issuance of warrants, rights or Convertible Securities,

              (i) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or



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

              (ii) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then for each outstanding Warrant such previous adjustment shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the basis of:

                    (A) treating the number of shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                    (B) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other convertible Securities; whereupon a new adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price(s) shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

         (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this
Section 6(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(g) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (h) The Company may retain a firm of independent public accountants of recognized standing selected by the Board (who may be the regular accountants employed by the Company) to make any computation required by this Section 6.

         (i) In the event that at any time, as a result of an adjustment made pursuant to Section 6(a), (b) or (c) of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 6(a) through (h), inclusive, of this Warrant.



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

         (j) Notwithstanding the foregoing, no adjustment shall be effected due to, or as a result of, any Permitted Issuances.

         (k) Other Action Affecting Common Stock. In case at any time or from time to time Company shall take any action in respect of its Common Stock, other than any action described in this Section 6, then, unless such action will not have a materially adverse effect upon the rights of the Holders, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

      7. REDEMPTION.

         (a) Redemption Option. Upon the satisfaction of the Redemption Conditions, the Company may, at the option of its Board of Directors, redeem the Warrants, out of funds legally available therefor by paying the Redemption Price (as hereafter defined) in cash for each Warrant then redeemed.

         (b) Redemption Price. The Redemption Price under this Section 7 shall be $.08 per Warrant, subject to adjustment for any stock split, stock dividend, recapitalization, combination or adjustment.

         (c) Notice. Notice of any proposed redemption of the Warrants pursuant to this Section 7 shall be given by the Company by sending by certified mail, postage prepaid, a copy of such notice (the "Redemption Notice") at least 30 days prior to date on which it proposes to redeem the stock (the "Redemption Date") to the holders of record of the Warrants, at their respective addresses appearing on the books of the Company or given by such holder to the Company for the purposes of notice, or if no such address appears or is given, at the principal office of the Company. Such notice shall state the Redemption Date to which such notice relates, the number of Warrants to be redeemed from all holders thereof and from such holder, the Redemption Price per Warrant, the record date for purposes of such redemption and the date on which such holder's right to exercise the Warrant into Common Stock will terminate, and shall call upon such holder to surrender to the Company on said Redemption Date at the place designated in the notice such holder's certificate or certificates representing the Warrants to be redeemed.

         (d) Payment. On the Redemption Date, the funds legally available therefor shall be used to redeem from the holders thereof at the Redemption Price that number of Warrants which the Company has elected to redeem on such date.

         (e) Redemption Procedures. On or after a Redemption Date, each holder of Warrants being redeemed on that date shall surrender this Warrant to the Company, or its agent, at the place designated in the notice and shall thereupon be entitled to receive payment of the Redemption Price therefor. The Redemption Price of such Warrants shall be payable to the order of the person whose name appears on this Warrant as the owner thereof, and each surrendered Warrant shall be cancelled.

         (f) Deposit of Redemption Price. Within ten (10) days following the Redemption Date, the Company shall pay the Redemption Price of all Warrants designated for redemption in the Redemption Notice and not yet exercised for shares of Common Stock to the Warrant holder.

         (g) Termination of Rights. From and after the Redemption Date then, notwithstanding that the Warrants so called for redemption shall not have been surrendered, all rights of the holders thereof with respect to the Warrants so called for redemption shall forthwith after such date cease and terminate, except only the right of the holders to receive the Redemption Price upon surrender of their Warrant therefor.

      8. OFFICER'S CERTIFICATE. Whenever the Exercise Price(s) shall be adjusted as required by the provisions of Section 6 of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price(s) and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be forwarded to Holder as provided in Section 12.

      9 NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (1) if the Company shall pay any dividend or make any distribution upon Common Stock, or (2) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, or (3) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, tender offer transaction for the Company's Common Stock, sale, lease or transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, or (4) if the Company shall file a registration statement under the Securities Act of 1933, as amended (the "Act"), on any form other than on Form S-4 or S-8 or any successor form, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten days prior to the date specified in clauses (1), (2), (3) or (4), as the case may be, of this Section 9 a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, tender offer transaction, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, or (iii) such registration statement is to be filed with the Securities and Exchange Commission.

      10. RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing or surviving corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance of all or substantially all of the assets of the Company, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that (i) the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which could have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and
(ii) the successor or acquiring entity shall expressly assume the due and punctual observance and performance of each covenant and condition of this Warrant to be performed and observed by Company and all obligations and liabilities hereunder (including but not limited to the provisions of Section 3 regarding the increase in the number of shares of Warrant Stock potentially issuable hereunder). Any such provision shall include provision for adjustments which shall be as nearly equivalent as possible to the adjustments provided for in this Warrant. The foregoing provisions of this Section 10 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issuance of Common Stock covered by the provisions of Section 6 of this Warrant.

      11. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

              (i) to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 11 with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; or

              (ii) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

      12. GOVERNING LAW; JURISDICTION. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All issues concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof. The parties hereto agree that venue in any and all actions and proceedings related to the subject matter of this Warrant shall be in the state and federal courts in and for New York, New York, which courts shall have exclusive jurisdiction for such purpose, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Service of process may be made in any manner recognized by such courts. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      13. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

           If to the Company:   Whitewing Environmental Corp.
                                730 Grand Avenue
                                Ridgefield, NJ  07657
                                Facsimile No.: (201) 943-2023
                                Attn:  Norman Raben

           With copies to:      Brown Rudnick Berlack Israels LLP
                                120 West 45th Street
                                New York, New York 10036
                                Facsimile No.: (212) 704-0196
                                Attn: Alan Forman, Esq.

           If to the Holder     To the Address Set Forth Below

           With copies to:      Maxim Group, LLC
                                405 Lexington Avenue, 2nd Floor
                                New York, NY 10017
                                Facsimile No.: (212) 895-2555
                                Attn:  Anthony Sarkis

      14. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

         IN WITNESS WHEREOF, this Warrant has been duly executed as of September 20, 2003.


                           WHITEWING ENVIRONMENTAL CORP.



                           By: ________________________________
                               Name:  Norman Raben
                               Address:  Executive Vice President and Secretary

                                  PURCHASE FORM



                         Dated: _______________, 20_____

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ shares of Common Stock and hereby makes payment of (i) $___________ in payment of the actual exercise price thereof and/or (ii) the surrender to the Company of _______ shares of Warrant Stock. Schedule 1 attached hereto specifies the Warrant Stock from which the shares of Common Stock are being purchased and the Exercise Price(s) for such shares.


                     --------------------------------------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK



Name:___________________________________________
     (Please typewrite or print in block letters)



Signature:________________________________________



Social Security or Employer Identification No.:_________________________

                                 ASSIGNMENT FORM



         FOR  VALUE  RECEIVED,   _______________________________________  hereby
sells, assigns and transfer unto:

Name:_______________________________________________
     (Please typewrite or print in block letters)

Address:_____________________________________________

Social Security or Employer Identification No.:__________________________

The right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint attorney to transfer the same on the books of the Company with full power of substitution.

         Dated: _________________, 200_.



                                Signature:________________________________


Signature Guaranteed:



-----------------------------------